EXHIBIT A

                           JOINT ACQUISITION STATEMENT
                         PURSUANT TO RULE 13d-1 (k) (1)

          The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: October 6, 2000

                                  MORGAN KENT GROUP, INC.


                                  By: /s/
                                     -------------------------------------------
                                          Fredrick Schulman,
                                          President

                                     /s/
                                  ----------------------------------------------
                                      DANIEL MATHESON

                                    /s/
                                  ----------------------------------------------
                                      FREDRICK SCHULMAN

                                    /s/
                                  ----------------------------------------------
                                      LOIS SHAPIRO